POWER OF ATTORNEY: FEDERAL SECURITIES LAWS

        The Undersigned, Brent Nelson, Senior Vice President and Controller of MML Bay State Life Insurance Company (“MML Bay State”), does hereby constitute and appoint Lawrence V. Burkett, Jr., Richard M. Howe, Stephen R. Bosworth, and Michael Berenson, and each of them individually, as his true and lawful attorneys and agents.

        Such attorneys and agents shall have full power of substitution and to take any and all action and execute any and all instruments on the Undersigned’s behalf as Senior Vice President and Controller of MML Bay State that said attorneys and agents may deem necessary or advisable to enable MML Bay State to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, (collectively, the “Acts”) and any rules, regulations, orders or other requirements of the Securities and Exchange Commission (the “Commission”) thereunder. This Power of Attorney authorizes such attorneys and agents to sign the Undersigned’s name on his behalf as Senior Vice President and Controller of MML Bay State to any and all registration statements and/or amendments thereto, reports, instruments or documents filed or to be filed with the Commission under the Acts. Without limiting the scope of this Power of Attorney, it shall apply to filings by or on behalf of MML Bay State separate investment accounts currently in existence or established in the future, including but not limited to those listed below.

MML Bay State Variable Annuity Separate Account 1
MML Bay State Variable Life Separate Account I
MML Bay State Variable Life Separate Account II
MML Bay State Variable Life Separate Account III
MML Bay State Variable Life Separate Account IV
MML Bay State Variable Life Separate Account V

        The Undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF the Undersigned has set his hand this 29th day of October, 2001.

/s/ BRENT NELSON Brent Nelson Senior Vice President and Controller	KIMBERLY A. CHAISSON Witness